Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Soohwan Kim, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports Third Quarter 2017 Results

Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EST today at http://investors.maxwell.com.
SAN DIEGO - November 8, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported financial results for the three months ended September 30, 2017. Total revenues for the third quarter of 2017 were $35.8 million, compared with $37.1 million for the second quarter of 2017 and $25.5 million for the prior year quarter. Net loss for the third quarter of 2017 was $13.9 million, compared with a net loss of $10.1 million for the second quarter of 2017 and a net loss of $6.9 million for the prior year quarter. The Company reported $(2.1) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the third quarter of 2017, compared with $(1.8) million for the second quarter of 2017 and $(2.3) million for the prior year quarter. Non-GAAP net loss for the third quarter of 2017 was $4.9 million, compared with a non-GAAP net loss of $5.5 million for the second quarter of 2017 and $5.6 million for the prior year quarter. Non-GAAP financial measures are described and defined later in this release.

"We have been focused on intersecting three disruptive megatrends in the automotive and grid markets that we expect will accelerate future growth. We expect those megatrends - renewable power generation, vehicle electrification and the battery electric vehicle revolution - to drive unprecedented growth in these markets, which are at the center of our strategy, and for the technologies in our portfolio. With $43 million in net cash recently raised, we are optimistic that we are now sufficiently capitalized to seize this considerable opportunity," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "At the same time, we are very focused on continuing to cement our foundation through improving operational efficiencies, developing cutting-edge technology platforms, optimizing our product portfolio and achieving profitability to create the runway to capitalize on the aforementioned opportunities."

Maxwell Reports Third Quarter 2017 Results	Page 2 of 14

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Total revenue	$35,816	$37,103	$25,506	$99,605	$94,844
Ultracapacitor revenue	$27,564	$25,079	$14,017	$66,877	$58,761
High-Voltage revenue	$8,252	$12,024	$11,489	$32,728	$31,507
Microelectronics revenue	$—	$—	$—	$—	$4,576
Gross margin	20.6%	21.1%	29.9%	21.5%	28.7%
Non-GAAP gross margin	22.5%	22.7%	30.5%	23.0%	29.6%
Loss from operations	$(13,260)	$(8,673)	$(5,939)	$(30,965)	$(15,991)
Non-GAAP loss from operations	$(4,356)	$(4,037)	$(4,730)	$(14,435)	$(11,571)
Interest expense, net	$152	$97	$48	$312	$179
Non-GAAP interest expense, net	$128	$97	$48	$288	$179
Net loss	$(13,860)	$(10,118)	$(6,855)	$(34,377)	$(11,536)
Net loss per share
Basic and diluted	$(0.37)	$(0.28)	$(0.21)	$(0.98)	$(0.36)
Adjusted EBITDA	$(2,125)	$(1,778)	$(2,280)	$(7,797)	$(4,280)
Non-GAAP net loss	$(4,932)	$(5,482)	$(5,646)	$(17,823)	$(14,013)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.15)	$(0.18)	$(0.51)	$(0.44)
Net cash used in operating activities	$(2,274)	$(2,677)	$(6,995)	$(8,776)	$(13,983)
Cash purchases of property and equipment	$1,255	$1,115	$1,060	$3,315	$4,689
Cash, cash equivalents and restricted cash	$52,852	$19,181	$27,902	$52,852	$27,902

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial Results for the Quarter
Please note that Nesscap is included in all results and outlook beginning May 1, 2017.
Revenue and Gross Margin

•
Total revenue for the third quarter of 2017 was $35.8 million, compared with $37.1 million for the second quarter of 2017, driven by seasonal softness in high-voltage offset by strong ultracapacitor revenue in the wind market. Ultracapacitor revenue for the third quarter of 2017 was $27.6 million, compared with $25.1 million for the second quarter of 2017. High-voltage revenue was $8.3 million for the third quarter of 2017, compared with $12.0 million for the second quarter of 2017.

•
Gross margin for the third quarter of 2017 was 20.6% compared with 21.1% in the second quarter of 2017, driven by stronger ultracapacitor sales, which generally have lower gross margins than the corporate average, and softer high-voltage sales, which generally have higher gross margins than the corporate average.

Maxwell Reports Third Quarter 2017 Results	Page 3 of 14

•
Non-GAAP gross margin for the third quarter of 2017 was 22.5% compared with 22.7% in the second quarter of 2017 and excludes acquisition related intangibles amortization and inventory step-up expense as well as stock-based compensation expense.

Operating Expense, Interest Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the third quarter of 2017 was $20.7 million, compared with $16.5 million for the second quarter of 2017. The quarter-over-quarter increase was driven by restructuring charges associated with the early execution of an organizational optimization following the Nesscap acquisition and costs related to certain legal matters, including an amended agreement with Viex, a settlement with the SEC and fees associated with an investment agreement with SDIC that were previously capitalized.

•
Non-GAAP operating expense for the third quarter of 2017 was $12.4 million compared with $12.5 million for the second quarter of 2017 and excludes stock-based compensation, amortization of intangibles, acquisition related expenses, restructuring charges and other non-recurring legal and settlement costs, including, as noted above, the Viex amendment, the SEC settlement and fees associated with the SDIC agreement.

•
Net interest expense for the third quarter of 2017 was $152,000 and includes the coupon interest for the last 6 days of the quarter from the convertible notes issued on September 25, 2017 and non-cash interest for amortization of debt issuance costs and discounts.

•	Non-GAAP interest expense for the third quarter of 2017 was $128,000, which excludes the non-cash interest mentioned above.

•	Net loss for the third quarter of 2017 was $13.9 million, or $(0.37) per share, compared with a net loss of $10.1 million, or $(0.28) per share, for the second quarter of 2017.

•	Non-GAAP net loss for the third quarter of 2017 was $4.9 million compared with a non-GAAP net loss of $5.5 million for the second quarter of 2017.

•	Adjusted EBITDA for the third quarter of 2017 was $(2.1) million, compared with $(1.8) million for the second quarter of 2017.
Capital Expenditures

•
Capital expenditures during the third quarter of 2017 were $1.3 million, compared with $1.1 million for the second quarter of 2017. Capital expenditures in the third quarter were primarily related to investments in the Korea manufacturing facility, Switzerland facility and equipment upgrades and dry battery electrode spending.

Strategic Business & Operational Highlights

•
Maxwell issued $46 million aggregate principal of convertible senior notes in a private offering to qualified institutional buyers. The initial $40 million was issued on September 25th and the exercise of the full $6

Maxwell Reports Third Quarter 2017 Results	Page 4 of 14

million over-allotment was issued on October 11th (collectively the "Notes"). The Notes bear interest at a fixed rate of 5.5%, paid semi-annually in arrears on March 15th and September 15th, beginning March 15, 2018 and mature on September 15, 2022, unless earlier purchased, redeemed or converted. The conversion rate is approximately 157.51 shares of Maxwell common stock per $1000 principal amount of Notes, equivalent to an initial conversion price of $6.35 per share. The Notes are convertible by noteholders under certain conditions until June 2022, and then convertible after June 2022 without restriction. Maxwell can convert the Notes after September 2020 under certain conditions if Maxwell’s stock trades above 130% of the conversion price. Maxwell received approximately $43 million net cash, including debt discount and offering costs. In conjunction with this issuance, the Company's previous agreement with SDIC was terminated.

•
Maxwell recently made an offer of settlement with the Securities and Exchange Commission (“SEC”) to resolve 2011 and 2012 financial restatement matters for a settlement fee of $2.8 million. While the Company’s settlement offer remains subject to review by the SEC Commissioners, the proposed settlement would be entered into by the Company without admitting or denying the SEC’s findings and would resolve alleged violations of certain anti-fraud and books and records provisions of the federal securities laws and related rules, thereby concluding the investigation. Under the terms of the proposed settlement, Maxwell would pay $2.8 million in a civil penalty and agree not to commit or cause any violations of certain anti-fraud and books and records provisions of the federal securities laws and related rules. The full amount of the settlement fee is anticipated to be payable by Maxwell in full once the definitive settlement agreement has been approved and finalized.

Maxwell Reports Third Quarter 2017 Results	Page 5 of 14

Business Outlook

•	Total revenue for the fourth quarter of 2017 is expected to be in the range of $31 million to $33 million.

•	Gross margin for the fourth quarter of 2017 is expected to be 26%, plus or minus 150 basis points.

•	Non-GAAP gross margin for the fourth quarter of 2017 is expected to be in the range of 26% to 29%.

•	GAAP operating expense for the fourth quarter of 2017 is expected to be in the range of $14.4 million to $14.8 million.

•	Non-GAAP operating expense for the fourth quarter of 2017 is expected to be in the range of $11.9 million to $12.3 million.
The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of expectations. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP fourth quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	December 31, 2017		December 31, 2017
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	26.0%	GAAP total operating expenses	$14.6
Stock-based compensation expense	0.9%	Stock-based compensation expense	(2.0)
Acquisition related expense (1)	0.6%	Acquisition related expense (1)	(0.4)
Non-GAAP gross margin	27.5%	SEC and FCPA legal and settlement costs	(0.1)
		Non-GAAP total operating expenses	$12.1
Net Loss Reconciliation:
GAAP net loss	$(7.5)	Adjusted EBITDA Reconciliation:
Stock-based compensation expense	2.3	GAAP net loss	$(7.5)
Non-cash interest expense	0.4	Non-cash interest expense	0.4
Acquisition related expense (1)	0.6	Interest, taxes, depreciation, amortization	3.5
SEC and FCPA legal and settlement costs	0.1	EBITDA	(3.6)
Non-GAAP net loss	$(4.1)	Stock-based compensation expense	2.3
		Acquisition related expense (1)	0.1
Net Loss per Share Reconciliation:		SEC and FCPA legal and settlement costs	0.1
GAAP net loss per diluted share	$(0.20)	Adjusted EBITDA	$(1.1)
Expenses excluded from GAAP	0.09
Non-GAAP net loss per diluted share	$(0.11)

___________________
(1)    Acquisition related expense is partially recorded in operating expenses and partially recorded in cost of revenue.

Maxwell Reports Third Quarter 2017 Results	Page 6 of 14

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EST / 2:00 p.m. PST today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (833) 286-5806 from the U.S. or (647) 689-4451 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and non-GAAP gross profit exclude the effect of stock-based compensation, amortization of intangibles, accelerated depreciation and acquisition related expense.

•
Non-GAAP operating expense excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability and SEC and FCPA legal and settlement costs.

Maxwell Reports Third Quarter 2017 Results	Page 7 of 14

•
Non-GAAP loss from operations excludes the effect of accelerated depreciation, stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability and SEC and FCPA legal and settlement costs.

•
Adjusted EBITDA excludes the effect of foreign currency exchange loss, other income, stock-based compensation, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability, gain on sale of product line and SEC and FCPA legal and settlement costs.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of accelerated depreciation, stock-based compensation, amortization of intangible assets, non-cash interest expense, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs, release of tax liability, gain on sale of product line and SEC and FCPA legal and settlement costs.

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consisting of non-cash charges for stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses and director's fees expected to be settled with the Company's fully vested common stock.

•	Amortization of intangibles consisting of non-cash amortization of purchased intangibles acquired in connection with the Company's acquisition of the operating subsidiaries of Nesscap Energy, Inc.

•	Non-cash interest expense consisting of amortization of convertible debt discounts and amortization of convertible debt transaction costs.

•	Gain on sale of product line consisting of the gain recorded in connection with the sale of the Company's microelectronics product line.

•	Release of tax liability consisting of a foreign tax liability that was released without payment due to the lapse of a statute of limitation.

Maxwell Reports Third Quarter 2017 Results	Page 8 of 14

•
Restructuring and related costs including restructuring and exit costs incurred in connection with the Company's restructuring plans, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

•	Accelerated depreciation charges representing the adjustment of the remaining useful life for certain manufacturing equipment in connection with the Company's restructuring plan.

•
Strategic equity transaction costs consisting of expenses incurred in connection with the Company's strategic equity investment agreement with China's SDIC Fund which was terminated in the third quarter of 2017.

•
Acquisition related expense consisting of costs incurred in connection with the Company's acquisition of the operating subsidiaries of Nesscap Energy, Inc. which include transaction and integration expenses as well as the fair value adjustment for acquired inventory recorded in cost of revenue.

•
Shareholder advisement and settlement costs which represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting and shareholder settlement costs.

•
SEC and FCPA legal and settlement costs which represent external legal expenses and settlement expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Dependence upon the sale of products to a small number of vertical markets, many of which are dependent on government funding or government subsidies which may or may not continue in the future;

•	Uncertainties related to the global geopolitical landscape and the recent elections in the United States;

•	Risks related to acquisitions and potential for unsuccessful integration of acquired businesses;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Our ability to obtain sufficient capital to meet our operating or other needs;

•	Our ability to manage our liabilities;

•	Our ability to service our debt;

•	Risks related to the triggering of the conditional conversion feature in our senior notes;

•	Downward pressures on product pricing from increased competition and potential shifts in sales mix with respect to low margin and high margin business;

Maxwell Reports Third Quarter 2017 Results	Page 9 of 14

•	Our ability to manage and minimize the impact of unfavorable legal proceedings;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security; and

•	Our ability to match production volume to actual customer demand.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. All information in this release is as of November 8, 2017. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3368, ir@maxwell.com
Media Contact: Sylvie Tse, Metis Communications, +1 (617) 236-0500, maxwell@metiscomm.com

Maxwell Reports Third Quarter 2017 Results	Page 10 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$35,816	$37,103	$25,506	$99,605	$94,844
Cost of revenue	28,420	29,276	17,878	78,191	67,582
Gross profit	7,396	7,827	7,628	21,414	27,262
Operating expenses:
Selling, general and administrative	14,514	12,070	8,374	36,124	26,695
Research and development	4,891	4,430	5,038	14,007	16,106
Restructuring and exit costs	1,251	—	—	2,248	297
Impairment of assets	—	—	155	—	155
Total operating expenses	20,656	16,500	13,567	52,379	43,253
Loss from operations	(13,260)	(8,673)	(5,939)	(30,965)	(15,991)
Gain on sale of product line	—	—	—	—	(6,657)
Interest expense, net	152	97	48	312	179
Other income	(14)	(52)	(5)	(67)	(136)
Foreign currency exchange (gain) loss, net	(65)	18	49	50	252
Loss before income taxes	(13,333)	(8,736)	(6,031)	(31,260)	(9,629)
Income tax provision	527	1,382	824	3,117	1,907
Net loss	$(13,860)	$(10,118)	$(6,855)	$(34,377)	$(11,536)
Net loss per common share:
Basic and diluted	$(0.37)	$(0.28)	$(0.21)	$(0.98)	$(0.36)
Weighted average common shares outstanding:
Basic and diluted	37,008	35,526	31,989	34,929	31,828

Maxwell Reports Third Quarter 2017 Results	Page 11 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$52,852	$25,359
Trade and other accounts receivable, net	27,142	20,441
Inventories, net	31,599	32,248
Prepaid expenses and other current assets	3,336	4,407
Total current assets	114,929	82,455
Property and equipment, net	26,069	26,120
Intangible assets, net	11,147	—
Goodwill	35,188	22,799
Pension asset	9,605	8,887
Other non-current assets	883	613
Total assets	$197,821	$140,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,580	$19,181
Accrued employee compensation	8,865	6,152
Deferred revenue and customer deposits	6,236	3,967
Short-term borrowings and current portion of long-term debt	33	40
Total current liabilities	44,714	29,340
Deferred tax liability, long-term	7,965	8,580
Long-term debt, excluding current portion	30,171	43
Defined benefit plan liability	3,462	—
Other long-term liabilities	3,004	2,089
Total liabilities	89,316	40,052
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized at September 30, 2017 and December 31, 2016; 37,075,764 and 32,135,029 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3,705	3,210
Additional paid-in capital	334,593	296,316
Accumulated deficit	(238,481)	(204,104)
Accumulated other comprehensive income	8,688	5,400
Total stockholders' equity	108,505	100,822
Total liabilities and stockholders' equity	$197,821	$140,874

Maxwell Reports Third Quarter 2017 Results	Page 12 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
OPERATING ACTIVITIES:
Net loss	$(13,860)	$(10,118)	$(6,855)	$(34,377)	$(11,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,231	2,259	2,450	6,638	7,416
Amortization of intangible assets	300	202	—	502	—
Non-cash interest expense	24	—	—	24	—
Loss on lease due to restructuring	179	—	—	179	87
Pension and defined benefit plan cost	243	191	161	520	479
Stock-based compensation expense	2,755	2,254	1,097	6,547	3,759
Gain on sale of property and equipment	(20)	—	—	(20)	(131)
Impairment of property and equipment	—	—	155	—	155
Gain on sale of product line	—	—	—	—	(6,657)
Unrealized (gain) loss on foreign currency exchange rates	14	(48)	6	(8)	45
Release of tax liability	—	—	—	—	(1,518)
Provision for losses on accounts receivable	2	2	(11)	4	56
Provision for losses on inventory	841	811	87	1,669	226
Provision for warranties	396	20	137	605	444
Changes in operating assets and liabilities:
Trade and other accounts receivable	3,097	(3,319)	5,320	(3,654)	20,151
Inventories	(2,431)	4,135	(2,023)	3,626	(7,209)
Prepaid expenses and other assets	744	(146)	(660)	145	(1,288)
Pension asset	(197)	(150)	(144)	(502)	(441)
Accounts payable and accrued liabilities	2,579	3,143	(5,985)	7,293	(16,704)
Deferred revenue and customer deposits	466	(1,275)	(238)	1,817	11
Accrued employee compensation	950	(545)	(467)	1,190	(962)
Deferred tax liability	(791)	19	123	(981)	113
Other long-term liabilities	204	(112)	(148)	7	(479)
Net cash used in operating activities	(2,274)	(2,677)	(6,995)	(8,776)	(13,983)
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,255)	(1,115)	(1,060)	(3,315)	(4,689)
Proceeds from sale of property and equipment	20	—	—	20	133
Cash used in acquisition, net of cash acquired	—	(97)	—	(97)	—
Proceeds from sale of product line	—	1,500	—	1,500	20,486
Net cash provided by (used in) investing activities	(1,235)	288	(1,060)	(1,892)	15,930
FINANCING ACTIVITIES:
Principal payments on long-term debt and short-term borrowings	(7)	(7)	(12)	(24)	(33)
Proceeds from long-term debt and short-term borrowings, net of discount and issuance costs	37,333	—	—	37,333	—
Proceeds from issuance of common stock under equity compensation plans	(1)	194	5	193	618
Net cash provided by (used in) financing activities	37,325	187	(7)	37,502	585
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(145)	489	189	659	588
Increase (decrease) in cash, cash equivalents and restricted cash	33,671	(1,713)	(7,873)	27,493	3,120
Cash, cash equivalents and restricted cash, beginning of period	19,181	20,894	35,775	25,359	24,782
Cash, cash equivalents and restricted cash, end of period	$52,852	$19,181	$27,902	$52,852	$27,902

Maxwell Reports Third Quarter 2017 Results	Page 13 of 14

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Gross Margin Reconciliation:
GAAP gross margin	20.6%	21.1%	29.9%	21.5%	28.7%
Stock-based compensation expense	0.8%	0.7%	0.6%	0.7%	0.8%
Amortization of intangible assets	0.3%	0.1%	—%	0.2%	—%
Accelerated depreciation	—%	—%	—%	—%	0.1%
Acquisition related expense	0.8%	0.8%	—%	0.6%	—%
Non-GAAP gross margin	22.5%	22.7%	30.5%	23.0%	29.6%
Gross Profit Reconciliation:
GAAP gross profit	$7,396	$7,827	$7,628	$21,414	$27,262
Stock-based compensation expense	271	257	146	721	643
Amortization of intangible assets	88	60	—	148	—
Accelerated depreciation	—	—	—	—	125
Acquisition related expense	287	291	—	578	—
Non-GAAP gross profit	$8,042	$8,435	$7,774	$22,861	$28,030
Total Operating Expenses Reconciliation:
GAAP total operating expenses	$20,656	$16,500	$13,567	$52,379	$43,253
Stock-based compensation expense	(2,484)	(1,997)	(951)	(5,826)	(3,116)
Amortization of intangible assets	(212)	(142)	—	(354)	—
Restructuring and related costs	(1,251)	—	—	(2,248)	(853)
Release of tax liability(1)	—	—	—	—	1,278
Strategic equity transaction costs	(503)	—	—	(503)	—
Acquisition related expense	(46)	(1,512)	—	(1,833)	—
Shareholder advisement and settlement costs	(761)	(315)	—	(1,135)	(314)
SEC and FCPA legal and settlement costs	(3,001)	(62)	(112)	(3,184)	(647)
Non-GAAP operating expenses	$12,398	$12,472	$12,504	$37,296	$39,601
Loss from Operations Reconciliation:
GAAP loss from operations	$(13,260)	$(8,673)	$(5,939)	$(30,965)	$(15,991)
Stock-based compensation expense	2,755	2,254	1,097	6,547	3,759
Amortization of intangible assets	300	202	—	502	—
Restructuring and related costs	1,251	—	—	2,248	853
Accelerated depreciation	—	—	—	—	125
Release of tax liability(1)	—	—	—	—	(1,278)
Strategic equity transaction costs	503	—	—	503	—
Acquisition related expense	333	1,803	—	2,411	—
Shareholder advisement and settlement costs	761	315	—	1,135	314
SEC and FCPA legal and settlement costs	3,001	62	112	3,184	647
Non-GAAP loss from operations	$(4,356)	$(4,037)	$(4,730)	$(14,435)	$(11,571)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(13,860)	$(10,118)	$(6,855)	$(34,377)	$(11,536)
Interest expense, net	152	97	48	312	179
Income tax provision	527	1,382	824	3,117	1,907
Depreciation	2,231	2,259	2,450	6,638	7,416
Amortization of intangible assets	300	202	—	502	—
EBITDA	(10,650)	(6,178)	(3,533)	(23,808)	(2,034)
Foreign currency exchange loss, net	(65)	18	49	50	252
Other income	(14)	(52)	(5)	(67)	(136)
Stock-based compensation expense	2,755	2,254	1,097	6,547	3,759
Gain on sale of product line	—	—	—	—	(6,657)
Restructuring and related costs	1,251	—	—	2,248	853
Strategic equity transaction costs	503	—	—	503	—
Acquisition related expense	333	1,803	—	2,411	—
Release of tax liability(1)	—	—	—	—	(1,278)
Shareholder advisement and settlement costs	761	315	—	1,135	314
SEC and FCPA legal and settlement costs	3,001	62	112	3,184	647
Adjusted EBITDA	$(2,125)	$(1,778)	$(2,280)	$(7,797)	$(4,280)

Maxwell Reports Third Quarter 2017 Results	Page 14 of 14

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest Expense, net Reconciliation
GAAP interest expense, net	$152	$97	$48	$312	$179
Non-cash interest expense	(24)	—	—	(24)	—
Non-GAAP interest expense, net	$128	$97	$48	$288	$179
Net Loss Reconciliation
GAAP net loss	$(13,860)	$(10,118)	$(6,855)	$(34,377)	$(11,536)
Stock-based compensation expense	2,755	2,254	1,097	6,547	3,759
Amortization of intangible assets	300	202	—	502	—
Non-cash interest expense	24	—	—	24	—
Gain on sale of product line	—	—	—	—	(6,657)
Restructuring and related costs	1,251	—	—	2,248	853
Accelerated depreciation	—	—	—	—	125
Release of tax liability(1)	—	—	—	—	(1,518)
Strategic equity transaction costs	503	—	—	503	—
Acquisition related expense	333	1,803	—	2,411	—
Shareholder advisement and settlement costs	761	315	—	1,135	314
SEC and FCPA legal and settlement costs	3,001	62	112	3,184	647
Non-GAAP net loss	$(4,932)	$(5,482)	$(5,646)	$(17,823)	$(14,013)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.37)	$(0.28)	$(0.21)	$(0.98)	$(0.36)
Stock-based compensation expense	0.07	0.06	0.03	0.19	0.12
Amortization of intangible assets	0.01	0.01	—	0.01	—
Non-cash interest expense	*	—	—	*	—
Gain on sale of product line	—	—	—	—	(0.21)
Restructuring and related costs	0.04	—	—	0.07	0.03
Accelerated depreciation	—	—	—	—	*
Release of tax liability(1)	—	—	—	—	(0.05)
Strategic equity transaction costs	0.01	—	—	0.01	—
Acquisition related expense	0.01	0.05	—	0.07	—
Shareholder advisement and settlement costs	0.02	0.01	—	0.03	0.01
SEC and FCPA legal and settlement costs	0.08	*	*	0.09	0.02
Non-GAAP net loss per diluted share	$(0.13)	$(0.15)	$(0.18)	$(0.51)	$(0.44)
Weighted Average Diluted Common Shares Outstanding used for:
GAAP net loss	37,008	35,526	31,989	34,929	31,828
Non-GAAP net loss	37,008	35,526	31,989	34,929	31,828

*	Net loss effect of this reconciling item was less than $0.01 per share.

(1)	Release of tax liability is partially related to operating expense and partially related to income tax expense.